EXHIBIT 99-2

  [NEWS RELEASE LETTERHEAD OF GAS SETTLEMENT PARTIES]









                              GAS CAPACITY COST SETTLEMENT REACHED;
                      RG&E RESPONSIBLE FOR SURPLUS CAPACITY



     Rochester, NY, Aug. 17, 1995 -- The staff of the New York State Department of Public Service, Rochester Gas & Electric Corp. (RG&E), the New York State Consumer Protection Board (CPB), the New York State Attorney General's Office, the New York Citizens Utility Board (CUB), American Association of Retired Persons (AARP) and Jerome Bowe announced today a negotiated settlement which will moderate natural gas prices to RG&E customers. According to the agreement, RG&E will:


     - REDUCE FUTURE PIPELINE CAPACITY CHARGES AN ADDITIONAL $29.2 MILLION BY RELEASING CAPACITY TO THIRD PARTIES FOR 1996-1998.

     -    ABSORB $31.2 MILLION IN GAS PIPELINE AND OTHER COSTS IN 1995.

     -    FORGO $12.6 MILLION IN REVENUE INCREASES IN 1995 AND 1996.

     -    FORGO A COMPANY-ESTIMATED $5 MILLION IN REVENUES FROM 1996-1998.

     RG&E customers will not be responsible for the costs of any surplus pipeline capacity. The risk for those costs will be borne by RG&E.

     RG&E will also forgo increases in base rates for three years. Base rates, which are traditionally adjusted every year, include the cost of operating and maintaining the local system that delivers gas to customers, taxes, and depreciation.

     The settlement will now be studied by a Department of Public Service administrative law judge and, after an opportunity for further public comment, will be sent to the Commission for review and final approval. The Commission is
expected to reach a decision in October.   If approved in October, the agreement
will become effective Nov.1.

     Negotiations to reach the settlement began in June after customer outcry in January over a spike in RG&E gas bills. The increase in bills was caused by several factors -- among them surplus pipeline capacity which RG&E had contracted for with interstate gas pipelines, errors in calculating some customer bills, charges related to federal deregulation of the natural gas industry, and application of the Weather Normalization Adjustment to customer bills in December and January.

     The parties to the settlement said they preferred negotiation to litigation because it was likely to bring about an equitable solution more quickly.

     "We recognize that last winter's gas costs placed a substantial burden on many of our customers," said RG&E Chairman, President and Chief Executive Officer Roger W. Kober. "We decided to step forward and take responsibility for
relieving that burden.   We accept this settlement in the interest of
stabilizing prices and moving forward to better serve our customers."

     Michelle Phillips, staff counsel for the Department of Public Service noted that "through the proposal, RG&E consumers would not be charged for capacity in excess of the levels necessary to provide safe and adequate service and that the responsibility for decisions made by the company, rests with the company. This proposal, if approved by the Commission, will provide benefits to consumers in the upcoming heating season and beyond."

     Catherine Dudley, deputy executive director of the New York State Consumer Protection Board (CPB) said: "The proposed settlement will provide substantial benefits for consumers. It will reduce and stabilize RG&E gas rates for the next three years by barring the utility form charging ratepayers for $123 million of excess pipeline capacity and other costs. In addition, we expect that concerns over RG&E's gas purchasing, billing and customer service problems will be resolved in further negotiations."

     The CPB said the PSC's investigation into the prudence of RG&E's investments in excess pipeline capacity came in response to a Consumer Protection Board petition. The CPB also filed comments and motions urging disallowance of excess pipeline costs.

     New York State Attorney General Dennis C. Vacco said: "This settlement not only makes good sense for RG&E customers, who will receive $123 million in the form of lower heating bills over the next several winters, but also for the utility itself.
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By acting quicky to address the concerns caused by last winter's excessive gas bills, the utility has reaffirmed its committment to its customers and the economy of the Rochester area."

     Larry Owens of the American Association of Retired Persons, said: "By freezing base rates and forbidding RG&E from passing on unwarranted charges to consumers, this settlement represents a victory for consumers."

     Robert Ceisler, executive director of the New York Citizens Utility Board said: "This agreement marks the first step in CUB's battle to rein in an otherwise out-of-control utility. This shows the enormous power of thousands of angry consumers acting together to roll back unfair rates."

     Jerome Bowe, a private citizen who was also part of the negotiation proceeding said, "I have signed this agreement because, in this instance, I believe the process has worked and the best interest of the ratepayers has been served. It is the best deal that could be struck without extensive and costly litigation. However, I continue to have strong concerns about how this process operates. These chronic problems will not be resolved until this whole process is overhauled and all energy purchases can be made in an atmosphere of true competition."

     The settlement covers the issues associated with surplus capacity; customer bills may still fluctuate up or down in the future depending on the actual cost of the gas commodity itself, as well as certain other factors beyond the company's control.
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     RG&E's cost-per-therm for heating customers going into the next heating season is illustrated by the following table:

          THERMS         BILL      AVERAGE PRICE-PER-THERM
            120          $94.01    78.3 CENTS
            200          $152.09   76.0 CENTS
            300          $224.70   74.9 CENTS

     During the coming heating season, the settlement reduces rates by about 15 cents per therm for the average residential spaceheating customer from what they would have been without the settlement. If this settlement had not been achieved, RG&E and the other negotiating parties said the typical residential gas spaceheating customer would have paid about $180 more in the coming year.

     Rates for the coming heating season for the average residential spaceheating customer will be reduced by 10 cents from the rates that were in effect in January, 1995.

     Costs absorbed by the company in 1995 are:

     -    $23.2 MILLION IN PIPELINE CAPACITY AND OTHER GAS COSTS.

     -    $8 MILLION OF THE $16 MILLION IN PIPELINE CAPACITY COSTS WHICH THE
          COMPANY AND THE PSC AGREED TO DEFER BEGINNING IN 1995.   (THE
          REMAINING $8 MILLION IS EXPECTED TO BE SOLD).

     - $1.9 MILLION IN REVENUE THROUGH THE END OF 1995 FROM A GAS RATE INCREASE THE COMPANY REQUESTED IN JULY FOR 1995-96 AS PART OF ITS CURRENT RATE AGREEMENT, BUT NOW WILL WITHDRAW.

     - $5.3 MILLION IN REVENUE NOT COLLECTED THIS YEAR RESULTING FROM SUSPENSION AND REFUNDS OF THE WEATHER NORMALIZATION ADJUSTMENT (WNA) ON CUSTOMER BILLS FOR THE 1994-95 HEATING SEASON.

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     Other costs customers will not pay between 1996 and 1998 are:

     - $5.4 MILLION FROM THE BALANCE OF THE 1995-96 GAS RATE INCREASE, WHICH THE COMPANY HAS WITHDRAWN.

     -    $22.5 MILLION IN PIPELINE CAPACITY COSTS IN 1996.

     - $1 MILLION IN COMPANY-ESTIMATED REVENUE RESULTING FROM WITHDRAWAL OF GAS RATE CASE PROPOSED TO GO INTO EFFECT IN 1996.

     -    $24.5 MILLION IN PIPELINE CAPACITY COSTS IN 1997.

     - $4 MILLION IN COMPANY-ESTIMATED REVENUE RESULTING FROM FORGOING A GAS RATE INCREASE IN 1997.

     -    $27.2 MILLION IN PIPELINE CAPACITY COSTS IN 1998.

     In a separate proceeding before the Commission, RG&E is also discussing with the parties ways to improve its billing and bill estimating processes, meter reading, and customer outreach efforts. The parties expect these problems to be resolved before the beginning of the next heating season.

      RG&E has also sought approval from the state Public Service Commission to abandon the Weather Normalization Adustment on customer bills as part of this settlement. The adjustment was a mechanism designed to moderate gas bills by applying discounts in colder-than-normal winter weather and applying surcharges in warmer-than-normal winter weather.

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Contact persons are:

ROCHESTER GAS & ELECTRIC           MIKE POWER     716-724-8828
NYS DEPT. OF PUBLIC SERVICE        HONOR KENNEDY  518-474-7080
NYS CONSUMER PROTECTION BOARD      JACK KINNICUTT 518-474-1471
NYS ATTORNEY GENERAL'S OFFICE      CHRIS MCKENNA  518-473-5525
NY CITIZENS UTILITY BOARD          ROBERT CEISLER OR
                                   KEITH GORDON   518-426-4282
AARP                               LARRY OWENS    716-223-2235
PRIVATE CITIZEN                    JEROME P. BOWE 716-381-9062

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